Exhibit 99.3

May 14, 2015	801 E. 86th Avenue Merrillville, IN 46410

FOR ADDITIONAL INFORMATION

Media	Investors
Mike Banas	Randy Hulen (NiSource)	Bruce Connery (CPG)
Communications Manager	Vice President	Vice President
(219) 647-5581	(219) 647-5688	(713) 386-3603
mbanas@nisource.com	rghulen@nisource.com	blconnery@nisource.com

NiSource, Columbia Pipeline Group outline post-separation performance outlooks

MERRILLVILLE, Ind. – NiSource Inc. (NYSE: NI) and Columbia Pipeline Group (CPG) executives today outlined their respective post-separation business strategies and growth outlooks while confirming additional details of the planned separation.

•	NiSource outlined 2016 financial guidance and confirmed a projected average annual 4-6 percent earnings per share and dividend growth rate

•	CPG outlined 2015 financial guidance and defined a projected average annual growth rate through 2020 of ~20 percent EBITDA growth and ~15 percent dividend growth

•	CPG investment grade credit ratings secured

•	Debt recapitalization and refinancing in progress; separation on track for July 1, 2015

NiSource post-separation performance outlook

Following the separation, NiSource will remain one of the largest natural gas utility companies in the United States, serving more than 3.4 million customers in seven states under the Columbia Gas and NIPSCO brands. The company also will continue to provide electric distribution, generation and transmission services for approximately 450,000 NIPSCO electric customers in northern Indiana. NiSource will continue to be headquartered in Merrillville, Indiana, and plans to maintain current levels of community involvement, charitable giving and economic development support following the separation.

NiSource reiterated its commitment to investment grade credit ratings and that it expects to grow earnings and the dividend each by 4-6 percent annually. In 2016, NiSource expects to deliver non-GAAP earnings per share of $1.00-$1.10 with planned infrastructure enhancement opportunities reaching approximately $1.4 billion. Approximately 75 percent of these investments are expected to be focused on revenue-generating investments. The initial annualized dividend is expected to be $0.62 per share, and in aggregate with the expected CPG dividend outlined below, is 7.7 percent higher than the current NiSource dividend.

“As one of the only fully-regulated utilities of our size, supported by approximately $30 billion of expected long-term infrastructure enhancements, NiSource offers a compelling growth investment proposition with significant scale,” NiSource’s post-separation President and Chief Executive Officer (CEO) Joseph Hamrock said. “As our team executes on this well-established, stakeholder-supported and revenue-generating infrastructure strategy, we will continue to enhance safety, reliability and customer service.”

Columbia Pipeline Group post-separation performance outlook

After the separation, CPG will include Columbia Gas Transmission, Columbia Gulf Transmission, Columbia Midstream Group, its ownership in Columbia Pipeline Partners (NYSE: CPPL) (“CPPL”), and other current NiSource natural gas pipeline, storage and midstream holdings. In total, at separation the new public company will operate more than 15,000 miles of natural gas transmission pipelines, nearly 300 billion cubic feet of underground natural gas storage working capacity, and a growing portfolio of midstream and related facilities. CPG will be based in Houston and is expected to trade on the New York Stock Exchange under the ticker symbol “CPGX.”

Expected net investment in pipeline, storage and midstream assets is expected to grow from approximately $4.6 billion at the beginning of 2015 to approximately $13.5 billion at year-end 2020. Total capital expenditures from 2016 to 2020 are expected to reach approximately $8.4 billion, of which approximately $4 billion is planned to be funded by the issuance of CPPL equity. Total capital expenditures include maintenance capital of approximately $135 million a year.

The committed project inventory is expected to deliver CPG EBITDA (non-GAAP) of approximately $680 million, excluding separation costs, in 2015, with an average annual growth rate of approximately 20 percent through 2020. As previously announced, the initial annualized dividend is expected to be $0.50 per share, with a targeted average growth rate of approximately 15 percent per year from 2016 to 2020. CPG’s initial coverage from distributable cash flow is expected to be approximately 2.0x, but over time reach a level in line with other high-growth general partner peers.

“With our strategically located assets, a track record of execution, solid investment grade credit ratings and strong liquidity, CPG is positioned for transformational growth,” said Robert C. Skaggs Jr., who will become Chairman and CEO of CPG upon separation. “As we execute on our deep inventory of modernization and growth projects, which are underpinned by long-term, fee-based contracts, we expect to triple our net investment by 2020.”

Debt recapitalization, liquidity and separation update

Earlier this month, Moody’s, Standard & Poor’s and Fitch Ratings confirmed CPG’s investment grade credit ratings of Baa2, BBB- and BBB-, respectively. NiSource’s investment grade credit ratings are expected to be addressed at, or just prior to, the separation.

As part of the debt recapitalization and refinancing process, on May 5, NiSource initiated a tender offer of $750 million dollars in long-term debt, which is scheduled to close in early June. CPG is expected to issue $2.75 billion in long-term debt before the separation, which will be used to fund, in large part, a one-time cash distribution to NiSource and to pay down existing intercompany debt.

“With investment-grade credit ratings secured at CPG, the debt recapitalization process initiated, and solid liquidity platforms in place, we’re on track to complete the separation on July 1,” current NiSource President and CEO Skaggs said. “In early June, the Form 10 is expected to be declared effective by the SEC, and at that time, we’ll also announce and confirm the when-issued trading period, the record date and the distribution date for CPG shares.”

At the separation, NiSource shareholders will retain their current shares of NiSource stock and receive a pro-rata dividend of shares of CPG stock, expected to be at a 1-to-1 ratio. The actual number of CPG shares to be distributed to NiSource shareholders will be determined prior to closing.

The transaction is expected to be tax-free to NiSource and its shareholders, and is subject to various conditions, including final approval by the NiSource board of directors and the U.S. Securities & Exchange Commission (SEC) declaring CPG’s Form 10 Registration Statement effective.

Webcasts scheduled for 9:00 a.m. ET and 10:30 a.m. ET today

Later this morning, NiSource and CPG will host separate webcasts to further highlight the above growth strategies and respective business plans.

NiSource’s post-separation executive team will present from 9:00 a.m. – 10:30 a.m. ET today.

CPG’s post-separation executive team will present from 10:30 a.m. – noon ET today.

Both webcasts, and their accompanying presentations, will be available at www.nisource.com. The webcasts also will be archived at the NiSource website.

Regulation G Disclosure Statement

This press release includes guidance for NiSource with respect to net operating earnings from continuing operations and EBITDA, which is a non-GAAP financial measures as defined by the SEC’s Regulation G. It should be noted that there will likely be differences between such net operating earnings and GAAP equivalents due to various factors, including, but not limited to, weather, restructuring costs and accounting changes. NiSource is not able to estimate the impact of such factors on GAAP earnings and, as such, is not providing earnings guidance on a GAAP basis.

For a reconciliation of CPG’s EBITDA outlook to GAAP for 2015, please see the NiSource Form 8K filed with the SEC on May 14, 2015.

About NiSource

NiSource Inc. (NYSE: NI), based in Merrillville, Indiana, is a Fortune 500 company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.8 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries is available via the Internet at www.nisource.com. NI-F

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are subject to various risks and uncertainties. Examples of forward-looking statements in this release include statements and expectations regarding the timing of the separation, anticipated dividends by NiSource and CPG, as well as NiSource’s and CPG’s business following the separation and the leadership of NiSource and Columbia Pipeline Group, Inc. following the separation. Factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this release include, among other things, the timing to consummate the transactions described herein; the risk that a condition to consummation is not satisfied; disruption to operations as a result of the proposed transactions; the inability of one or more of the businesses to operate independently following the completion of the proposed transactions; weather; fluctuations in supply and demand for energy commodities; growth opportunities for NiSource’s and CPG’s businesses; increased competition in deregulated energy markets; the success of regulatory and commercial initiatives; dealings with third parties over whom NiSource and CPG have no control; actual operating experience of NiSource’s and CPG’s assets; the regulatory process; regulatory and legislative changes; changes in general economic, capital and commodity market conditions; and counter-party credit risk, and the matters set forth in the “Risk Factors” sections in NiSource’s 2014 Form 10-K and subsequent NiSource filings of Form 10-Q and in CPG’s Form 1O, many of which are beyond the control of NiSource and CPG. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. NiSource expressly disclaims any duty to update any of the forward-looking statements contained in this release.

The potential distribution of CPG shares is subject to the satisfaction of a number of conditions, including the final approval of NiSource’s Board of Directors. There is no assurance that such distribution will in fact occur.